UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016 (November 25, 2016)

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrants as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923 Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 25, 2016, the Government of the Republic of Singapore announced that Lucien Y. K. Wong, Broadcom Limited’s (the “Company”) Singapore resident director, will be appointed the Attorney General of Singapore effective January 14, 2017. As a result, Mr. Wong is required to resign from his position as a director of the Company and has advised the Company that he intends to do so no later than December 16, 2016. The Board expects to appoint a director who satisfies the Singapore residency requirements to replace Mr. Wong on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2016

Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer

Broadcom Cayman L.P., by its general partner Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer